Exhibit 99.1

Press Release

For Immediate Release

October 29, 2012	Contact: Vikram U. Kini
VP, Investor Relations
Tel. (610) 249-2009

GARDNER DENVER REPORTS THIRD QUARTER 2012 RESULTS

•	Diluted earnings per share (“DEPS”) of $1.30 exceeded previous guidance

•	Increased full year 2012 DEPS guidance to range of $5.05 to $5.15

WAYNE, Pa., October 29, 2012 — Gardner Denver, Inc. (NYSE: GDI) today reported third quarter 2012 revenues of $548.5 million, down 11% compared to the prior year third quarter (down 7% excluding the impact of foreign exchange). Operating income for the third quarter of 2012 was $89.1 million, compared to $106.6 million in the third quarter of the prior year, resulting in a decrease in operating margin of 110 basis points to 16.2%. Net income in the third quarter of 2012 was $64.1 million, or $1.30 diluted earnings per share, compared to $73.6 million, or $1.42 DEPS over the same period of 2011. Results for the third quarter of 2012 included unfavorable after-tax charges of $0.02 per diluted share primarily related to the Company’s ongoing restructuring activities and severance related costs. Excluding these charges, Adjusted DEPS for the third quarter of 2012 was $1.32. (1)

For the nine months ended September 30, 2012, Gardner Denver revenues increased 0.5% to $1.766 billion from $1.757 billion in the same period of 2011. Adjusted operating income was down 0.5% to $303 million, compared to $304 million earned in the first nine months of 2011. (1) Adjusted DEPS was $4.26 for the first nine months of 2012, up 7% from $3.98 per diluted share in the first nine months of 2011. (1)

“In a challenging environment, our commitment to operational excellence coupled with our diverse portfolio of businesses allowed us to exceed our third quarter earnings expectations and raise 2012 guidance. As we continue to successfully execute our strategy for profitable growth, we remain focused on improving productivity and reducing structural costs. We were pleased with our cash performance, as operating cash flow of $88 million for the third quarter was 137% of net income. Our strong balance sheet and sustained cash generation provide us ample opportunity to deploy capital in a disciplined and balanced manner as we focus on delivering consistent shareholder returns,” said Michael M. Larsen, Gardner Denver’s interim Chief Executive Officer and Chief Financial Officer.

Factors affecting third quarter results for the Company’s business segments included: (2)

Engineered Products Group (EPG)

In the third quarter of 2012, EPG revenues decreased 20% (down 18% adjusted for foreign exchange) to $237 million compared to the same period of 2011. Operating income in the third quarter of 2012 decreased 27% to $49.7 million as operating margins decreased to 21.0%, down 210 basis points from last year’s third quarter.

Industrial Products Group (IPG)

IPG revenues decreased 3% (up 2% adjusted for foreign exchange) to $312 million for the third quarter of 2012 compared to the same period of 2011. Operating income in the third quarter of 2012 increased 2% to $39.4 million despite lower revenues as adjusted operating margins increased to 13.0%, up 40 basis points from the second quarter of 2012.

“IPG executed well on margin expansion initiatives in a challenging global environment,” said Larsen. “As expected, EPG revenues and operating margins declined versus the prior year driven primarily by lower demand for pressure pumps and loading arms. As we manage through macro conditions, we are implementing decisive actions, such as our previously announced European restructuring plan, and will continue to right-size and restructure our operations as needed. We believe these actions position Gardner Denver to achieve continued margin expansion and profitable growth,” said Larsen.

Outlook

“Despite the sluggish global environment and headwind from currency, our diverse portfolio of attractive businesses and continued focus on operational excellence allowed Gardner Denver to exceed our third quarter targets. We expect global market conditions to remain challenging through the balance of 2012; however, based upon our third quarter results, we are increasing our earnings guidance for 2012,” said Larsen.

Earnings for 2012 are now expected to be in the range of $5.05 to $5.15 per diluted share compared to previous guidance of $4.90 to $5.10 per diluted share provided on July 19, 2012. Fourth quarter 2012 earnings are expected to range between $1.17 and $1.27 DEPS. These projections include profit improvement costs and other items totaling $0.05 per diluted share for the fourth quarter and $0.42 per diluted share for the full year 2012. Fourth quarter 2012 Adjusted DEPS are expected to range between $1.22 and $1.32 and full year 2012 Adjusted DEPS are expected to range between $5.47 and $5.57, compared to previous guidance of $5.30 to $5.50. (1)

As previously announced on October 25, the Board of Directors, working together with its management team and the Company’s financial advisor, is exploring strategic alternatives to enhance shareholder value. These alternatives could include, among other things, enhancing the Company’s existing strategic plan or a possible sale or merger of Gardner Denver.

No decision has been made and there can be no assurance that the Board’s exploration of strategic alternatives will result in any transaction being entered into or consummated.

Conference Call Today

Gardner Denver will host a conference call to discuss results for the third quarter of 2012 today, Monday, October 29, 2012 at 8:30 a.m. EDT through a live webcast. This webcast will be available in listen-only mode and can be accessed, for up to ninety days following the call, through the Investors section on the Gardner Denver website at www.GardnerDenver.com or through Thomson StreetEvents at www.earnings.com.

Corporate Profile

Gardner Denver, Inc., with 2011 revenues of approximately $2.4 billion, is a leading worldwide manufacturer of highly engineered products, including compressors, liquid ring pumps and blowers for various industrial, medical, environmental, transportation and process applications, pumps used in the petroleum and industrial market segments and other fluid transfer equipment, such as loading arms and dry break couplers, serving chemical, petroleum and food industries. Gardner Denver’s news releases are available by visiting the Investors section on the Company’s website (www.GardnerDenver.com).

Forward-Looking Information

This press release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “could,” “should,” “anticipate,” “expect,” “believe,” “will,” “project,” “lead,” or the negative thereof or variations thereon or similar terminology. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: execution of restructuring plans, senior management turnover, changing economic conditions; pricing of the Company’s products and other competitive market pressures; the costs and availability of raw materials; fluctuations in foreign currency exchange rates and energy prices; risks associated with the Company’s current and future litigation; and the other risks detailed from time to time in the Company’s SEC filings, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending December 31, 2011, and its subsequent quarterly reports on Form 10-Q for the 2012 fiscal year. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

(1)	Adjusted Operating Income and Adjusted Operating Margin, on a consolidated and segment basis, and Adjusted DEPS are financial measures that are not in accordance with GAAP. For reconciliation to the comparable GAAP number for reported historic periods please see “Reconciliation of Operating Income and DEPS to Adjusted Operating Income and Adjusted DEPS” at the end of this press release. Gardner Denver believes the non-GAAP financial measures of Adjusted Operating Income, Adjusted Operating Margin and Adjusted DEPS provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Gardner Denver believes excluding the specified items from operating income and DEPS provides a more meaningful comparison to the corresponding reported periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measurement of operating performance and is more useful in assessing management performance.
(2)	Segment operating income (defined as income before interest expense, other income, net, and income taxes) and segment operating margin (defined as segment operating income divided by segment revenues) are indicative of short-term operational performance and ongoing profitability. For a reconciliation of segment operating income to consolidated operating income and consolidated income before income taxes, see “Business Segment Results” at the end of this press release.

GARDNER DENVER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012	2011	% Change	2012	2011	% Change
Revenues	$548,484	$614,682	(11)	$1,765,854	$1,757,228	—
Cost of sales	360,562	409,197	(12)	1,163,495	1,157,019	1

Gross profit	187,922	205,485	(9)	602,359	600,209	—
Selling and administrative expenses	95,293	94,179	1	304,321	295,209	3
Other operating expense, net	3,577	4,726	(24)	21,159	12,425	70

Operating income	89,052	106,580	(16)	276,879	292,575	(5)
Interest expense	3,739	2,898	29	11,540	12,179	(5)
Other income, net	(1,252)	(138)	807	(2,832)	(821)	245

Income before income taxes	86,565	103,820	(17)	268,171	281,217	(5)
Provision for income taxes	22,194	29,543	(25)	73,082	79,345	(8)

Net income	64,371	74,277	(13)	195,089	201,872	(3)
Less: Net income attributable to noncontrolling interests	268	694	(61)	887	1,690	(48)

Net income attributable to Gardner Denver	$64,103	$73,583	(13)	$194,202	$200,182	(3)

Earnings per share attributable to Gardner Denver common stockholders:
Basic earnings per share	$1.31	$1.43	(8)	$3.90	$3.85	1

Diluted earnings per share	$1.30	$1.42	(8)	$3.88	$3.82	2

Cash dividends declared per common share	$0.05	$0.05	—	$0.15	$0.15	—

Basic weighted average number of shares outstanding	49,038	51,601		49,752	52,028

Diluted weighted average number of shares outstanding	49,231	51,968		49,989	52,428

Shares outstanding as of September 30	49,099	50,577

GARDNER DENVER, INC.

CONDENSED BALANCE SHEET ITEMS

(in thousands, except percentages)

(Unaudited)

	9/30/2012	6/30/2012	% Change	12/31/2011
Cash and cash equivalents	$248,933	$225,093	11	$155,259
Accounts receivable, net	451,132	466,582	(3)	477,505
Inventories, net	353,371	343,064	3	311,679
Total current assets	1,117,095	1,094,582	2	1,015,734

Total assets	2,457,229	2,426,238	1	2,365,568

Short-term borrowings and current maturities of long-term debt	108,255	94,895	14	77,692
Accounts payable and accrued liabilities	406,835	399,536	2	428,062
Total current liabilities	515,090	494,431	4	505,754
Long-term debt, less current maturities	331,764	404,719	(18)	326,133

Total liabilities	1,089,413	1,144,932	(5)	1,085,937

Total stockholders’ equity	$1,367,816	$1,281,306	7	$1,279,631

GARDNER DENVER, INC.

BUSINESS SEGMENT RESULTS

(in thousands, except percentages)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012	2011	% Change	2012	2011	% Change
Industrial Products Group
Revenues	$311,767	$320,171	(3)	$967,316	$934,227	4
Operating income	39,401	38,607	2	95,765	103,734	(8)
% of revenues	12.6%	12.1%		9.9%	11.1%
Orders	288,967	327,226	(12)	972,636	974,424	—
Backlog	260,586	248,557	5	260,586	248,557	5

Engineered Products Group
Revenues	236,717	294,511	(20)	798,538	823,001	(3)
Operating income	49,651	67,973	(27)	181,114	188,841	(4)
% of revenues	21.0%	23.1%		22.7%	22.9%
Orders	193,374	300,549	(36)	716,461	902,228	(21)
Backlog	333,225	420,824	(21)	333,225	420,824	(21)

Reconciliation of Segment Results to Consolidated Results
Industrial Products Group operating income	$39,401	$38,607		$95,765	$103,734
Engineered Products Group operating income	49,651	67,973		181,114	188,841

Consolidated operating income	89,052	106,580		276,879	292,575
% of revenues	16.2%	17.3%		15.7%	16.6%
Interest expense	3,739	2,898		11,540	12,179
Other income, net	(1,252)	(138)		(2,832)	(821)

Income before income taxes	$86,565	$103,820		$268,171	$281,217

% of revenues	15.8%	16.9%		15.2%	16.0%

The Company evaluates the performance of its reportable segments based on operating income, which is defined as income before interest expense, other income, net, and income taxes. Reportable segment operating income and segment operating margin (defined as segment operating income divided by segment revenues) are indicative of short-term operating performance and ongoing profitability. Management closely monitors the operating income and operating margin of each business segment to evaluate past performance and identify actions required to improve profitability.

GARDNER DENVER, INC.

SELECTED FINANCIAL DATA SCHEDULE

(in millions, except percentages)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	$ Millions	% Change	$ Millions	% Change
Industrial Products Group
2011 Revenues	320.2		934.2
Incremental effect of acquisitions	22.2	7	69.5	7
Effect of currency exchange rates	(15.9)	(5)	(38.5)	(4)
Organic growth	(14.7)	(5)	2.1	1

2012 Revenues	311.8	(3)	967.3	4

2011 Orders	327.2		974.4
Incremental effect of acquisitions	18.4	6	71.0	7
Effect of currency exchange rates	(15.0)	(5)	(37.5)	(4)
Organic growth	(41.6)	(13)	(35.3)	(3)

2012 Orders	289.0	(12)	972.6	—

Backlog as of 9/30/11	248.6
Incremental effect of acquisitions	21.1	8
Effect of currency exchange rates	0.5	—
Organic growth	(9.6)	(3)

Backlog as of 9/30/12	260.6	5

Engineered Products Group
2011 Revenues	294.5		823.0
Effect of currency exchange rates	(6.2)	(2)	(16.4)	(2)
Organic growth	(51.6)	(18)	(8.1)	(1)

2012 Revenues	236.7	(20)	798.5	(3)

2011 Orders	300.5		902.2
Effect of currency exchange rates	(6.8)	(2)	(15.7)	(2)
Organic growth	(100.3)	(34)	(170.0)	(19)

2012 Orders	193.4	(36)	716.5	(21)

Backlog as of 9/30/11	420.8
Effect of currency exchange rates	(2.9)	(1)
Organic growth	(84.7)	(20)

Backlog as of 9/30/12	333.2	(21)

Consolidated
2011 Revenues	614.7		1,757.2
Incremental effect of acquisitions	22.2	4	69.5	4
Effect of currency exchange rates	(22.1)	(4)	(54.9)	(3)
Organic growth	(66.3)	(11)	(5.9)	(1)

2012 Revenues	548.5	(11)	1,765.9	—

2011 Orders	627.7		1,876.6
Incremental effect of acquisitions	18.4	3	71.0	4
Effect of currency exchange rates	(21.8)	(3)	(53.2)	(3)
Organic growth	(141.9)	(23)	(205.3)	(11)

2012 Orders	482.4	(23)	1,689.1	(10)

Backlog as of 9/30/11	669.4
Incremental effect of acquisitions	21.1	3
Effect of currency exchange rates	(2.4)	—
Organic growth	(94.3)	(14)

Backlog as of 9/30/12	593.8	(11)

GARDNER DENVER, INC.

RECONCILIATION OF OPERATING INCOME AND DEPS TO

ADJUSTED OPERATING INCOME AND ADJUSTED DEPS

(in thousands, except per share amounts and percentages)

(Unaudited)

While Gardner Denver, Inc. reports financial results in accordance with accounting principles generally accepted in the U.S. (“GAAP”), this press release includes non-GAAP measures. These non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Gardner Denver, Inc. believes the non-GAAP financial measures of Adjusted Operating Income and Adjusted DEPS provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Gardner Denver believes excluding the specified items from operating income and DEPS provides management a more meaningful comparison to the corresponding reported periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measurement of operating performance, and is more useful in assessing management performance.

	Three Months Ended September 30, 2012			Nine Months Ended September 30, 2012
	Industrial Products Group	Engineered Products Group	Consolidated	Industrial Products Group	Engineered Products Group	Consolidated
Operating income	$39,401	$49,651	$89,052	$95,765	$181,114	$276,879
% of revenues	12.6%	21.0%	16.2%	9.9%	22.7%	15.7%

Adjustments to operating income:
Profit improvement initiatives (3)	1,102	358	1,460	12,491	3,119	15,610
Robuschi backlog and inventory amortization (4)	—	—	—	7,391	—	7,391
Other, net (5)	(105)	35	(70)	2,100	730	2,830

Total adjustments to operating income	997	393	1,390	21,982	3,849	25,831

Adjusted operating income	$40,398	$50,044	$90,442	$117,747	$184,963	$302,710
% of revenues, as adjusted	13.0%	21.1%	16.5%	12.2%	23.2%	17.1%

	Three Months Ended September 30, 2011			Nine Months Ended September 30, 2011
	Industrial Products Group	Engineered Products Group	Consolidated	Industrial Products Group	Engineered Products Group	Consolidated
Operating income	$38,607	$67,973	$106,580	$103,734	$188,841	$292,575
% of revenues	12.1%	23.1%	17.3%	11.1%	22.9%	16.6%

Adjustments to operating income:
Profit improvement initiatives (3)	1,690	935	2,625	5,261	1,327	6,588
Other, net (5)	1,538	713	2,251	3,514	1,657	5,171

Total adjustments to operating income	3,228	1,648	4,876	8,775	2,984	11,759

Adjusted operating income	$41,835	$69,621	$111,456	$112,509	$191,825	$304,334
% of revenues, as adjusted	13.1%	23.6%	18.1%	12.0%	23.3%	17.3%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change
Diluted earnings per share	$1.30	$1.42	(8)	$3.88	$3.82	2

Adjustments to diluted earnings per share:
Profit improvement initiatives (3)	0.02	0.03		0.23	0.09
Robuschi backlog and inventory amortization (4)	—	—		0.11	—
Other, net (5)	(0.00)	0.03		0.04	0.07

Total adjustments to diluted earnings per share	0.02	0.06		0.38	0.16

Adjusted diluted earnings per share	$1.32	$1.48	(11)	$4.26	$3.98	7

(3)	Charges in both years reflect costs, including employee termination benefits, to streamline operations and reduce overhead costs.
(4)	Relates to amortization of the fair market value adjustments to backlog and inventory acquired as part of the acquisition of Robuschi SpA.
(5)

Net charges in 2012 consist primarily of fair value adjustments related to the exit of a business, costs associated with the closure of certain manufacturing facilities, certain severance payments, acquisition due diligence costs, and the reversal of liabilities under long-term incentive plans and share-based awards which will not eventually vest due to the resignation of the Company’s former President and Chief Executive Officer, Barry L. Pennypacker. Charges in 2011 include costs associated with certain severance payments, the closure of a manufacturing facility, acquisition due diligence, and corporate relocation.